Exhibit 10.2
ASSIGNMENT AND AMENDMENT OF CONSULTING AGREEMENT
     THIS ASSIGNMENT AND AMENDMENT OF CONSULTING AGREEMENT (this “Assignment”) is made effective as of this 25th day of September, 2006, by and among Kenneth J. Widder, M.D. (“Assignor”), DSC Associates, LLC (“Assignee”) and Sirion Therapeutics, Inc. (“Sirion”).
W I T N E S S E T H:
     WHEREAS, Assignor, as Consultant, personally entered into that certain Consulting Agreement (the “Agreement”) with Sirion, dated July 5, 2006, whereby Assignor has agreed to perform consulting services for Sirion;
     WHEREAS, Assignor desires to assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Agreement, and Assignee desires to accept such assignment and transfer, subject to the terms hereof;
     WHEREAS, Assignor is solely and personally responsible for the performance of Assignor’s duties under the Agreement and Assignor is uniquely qualified by knowledge, training and experience to perform such services and no other person is so uniquely qualified;
     WHEREAS, as a condition to Sirion accepting this Assignment, Sirion requires that Assignor be an employee or consultant of Assignee and remain the sole person to perform the services under the Agreement; and
     WHEREAS, Assignor and Assignee agree to such conditions.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is understood and agreed as follows:
     1. Assignor does hereby assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Agreement, subject to the terms and conditions hereof.
     2. Assignee does hereby accept Assignor’s assignment and transfer of the Assignor’s rights, title and interest in and to the Agreement, subject to the terms and conditions hereof.
     3. Assignor and Assignee acknowledge and agree that Assignor shall be required to personally perform all of the consulting duties to be performed under the Agreement.
     4. All payments under the Agreement shall be paid to Assignee.
     5. Section 1 of the Agreement is hereby amended to provide that the Consultant shall guaranty that Assignor shall be the sole person to provide the services to be provided by Consultant under the Agreement and that failure of such shall be a breach of the Agreement.

     6. All other provisions of the Agreement shall remain in full force and effect and shall be interpreted consistent with the provisions of this Assignment and Amendment.
     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Amendment effective as of the day and year first written above.

ASSIGNOR:

/s/ Kenneth J. Widder

Kenneth J. Widder, M.D.

ASSIGNEE:

DSC Associates, LLC

/s/ Mary Jacqueline Johnson

By: Mary Jacqueline Johnson

SIRION:

SIRION THERAPEUTICS, INC.

/s/ Barry S. Butler

By: Barry Butler
Title: Chief Executive Officer